Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2021, Brookdale Senior Living Inc. (the “Company”) completed the previously announced sale pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) dated February 24, 2021 with affiliates of HCA Healthcare, Inc. (“HCA Healthcare”), providing for the sale of 80% of the Company’s equity in its Health Care Services segment for a purchase price of $400 million in cash, subject to certain adjustments set forth in the Purchase Agreement, including a reduction for the remaining outstanding balance as of the closing of Medicare advance payments and deferred payroll tax payments related to the Health Care Services segment (the "Transaction"). The Company received net cash proceeds of $306 million at closing, which remains subject to a post-closing net working capital adjustment as set forth in the Purchase Agreement. Additionally, $10 million of the purchase price was deposited into an escrow account as set forth in the Purchase Agreement and is expected to be released to the Company upon completion of the post-closing net working capital adjustment. Pursuant to the Purchase Agreement, the Company retained a 20% equity interest in the Health Care Services venture. The Company expects that the results and financial position of its Health Care Services segment will be deconsolidated from its consolidated financial statements as of July 1, 2021 and that its 20% equity interest in the Health Care Services venture will be accounted for under the equity method of accounting. The Company estimates that it will recognize an approximate $289 million gain on sale, net of transaction costs, within its condensed consolidated statement of operations for the three months ended September 30, 2021 for the Transaction.

The following unaudited pro forma condensed consolidated financial statements are derived from the Company's historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results of the Company, this pro forma information gives effect to the sale of 80% of the Company's equity in its Health Care Services segment pursuant to the Purchase Agreement.
The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 have been prepared as though the closing of the Transaction occurred on January 1, 2020. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2021 has been prepared as if the Transaction occurred on March 31, 2021. The assumptions and estimates underlying the unaudited transaction accounting adjustments to the Company’s historical consolidated financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements reflect certain assumptions and adjustments that the Company’s management believes are reasonable under the circumstances and as of the date of this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, do not reflect what the Company’s financial position and results of operations would have been had the closing occurred on the dates indicated, are not necessarily indicative of the Company’s future financial position and future results of operations, and do not reflect all actions that may be taken by the Company after the closing. The actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual amounts.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 and the Company's unaudited condensed consolidated financial statements and the accompanying notes thereto as of and for the three months ended March 31, 2021 included in its Quarterly Report on Form 10-Q for the quarter then ended, filed with the SEC on May 7, 2021. The unaudited pro forma condensed consolidated financial statements constitute forward-looking information, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated, and should be read in conjunction with the accompanying notes thereto.

BROOKDALE SENIOR LIVING INC. PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited, in thousands)
	March 31, 2021
	As Reported	Transaction Accounting Adjustments	Pro Forma
Assets		A
Current assets
Cash and cash equivalents	$303,952	$305,778	$609,730
Marketable securities	134,933	—	134,933
Restricted cash	26,503	—	26,503
Accounts receivable, net	52,588	—	52,588
Assets held for sale	247,627	(233,585)	14,042
Prepaid expenses and other current assets, net	90,949	12,787	103,736
Total current assets	856,552	84,980	941,532
Property, plant and equipment and leasehold intangibles, net	5,018,409	—	5,018,409
Operating lease right-of-use assets	743,346	—	743,346
Restricted cash	71,468	—	71,468
Investment in unconsolidated ventures	4,972	100,000	104,972
Goodwill	27,321	—	27,321
Other assets, net	24,085	—	24,085
Total assets	$6,746,153	$184,980	$6,931,133
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$224,890	$—	$224,890
Current portion of financing lease obligations	20,083	—	20,083
Current portion of operating lease obligations	140,339	—	140,339
Trade accounts payable	65,278	—	65,278
Liabilities held for sale	116,142	(116,142)	—
Accrued expenses	264,117	8,300	272,417
Refundable fees and deferred revenue	68,113	—	68,113
Total current liabilities	898,962	(107,842)	791,120
Long-term debt, less current portion	3,664,901	—	3,664,901
Financing lease obligations, less current portion	539,071	—	539,071
Operating lease obligations, less current portion	797,311	—	797,311
Deferred tax liability	9,876	7,400	17,276
Other liabilities	140,925	—	140,925
Total liabilities	6,051,046	(100,442)	5,950,604
Total equity	695,107	285,422	980,529
Total liabilities and equity	$6,746,153	$184,980	$6,931,133

See accompanying notes.

.

BROOKDALE SENIOR LIVING INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited, in thousands, except per share data)
	Three Months Ended March 31, 2021
	As Reported	Transaction Accounting Adjustments		Pro Forma
Revenue
Resident fees	$664,350	$(86,851)	B	$577,499
Management fees	8,566	—		8,566
Reimbursed costs incurred on behalf of managed communities	65,794	—		65,794
Other operating income	10,735	(2,583)	B	8,152
Total revenue and other operating income	749,445	(89,434)		660,011

Expense
Facility operating expense (excluding facility depreciation and amortization)	556,312	(87,031)	B	469,281
General and administrative expense (including non-cash stock-based compensation expense)	49,943	(2,500)	C	47,443
Facility operating lease expense	44,418	—		44,418
Depreciation and amortization	83,891	(175)	D	83,716
Asset impairment	10,677	—		10,677
Costs incurred on behalf of managed communities	65,794	—		65,794
Total operating expense	811,035	(89,706)		721,329
Income (loss) from operations	(61,590)	272		(61,318)

Interest income	421	—		421
Interest expense:
Debt	(35,351)	—		(35,351)
Financing lease obligations	(11,383)	—		(11,383)
Amortization of deferred financing costs and debt discount	(1,873)	—		(1,873)
Equity in earnings (loss) of unconsolidated ventures	(531)	—	E	(531)
Gain (loss) on sale of assets, net	1,112	—		1,112
Other non-operating income (loss)	1,644	—		1,644
Income (loss) before income taxes	(107,551)	272		(107,279)
Benefit (provision) for income taxes	(752)	100	F	(652)
Net income (loss)	(108,303)	372		(107,931)
Net (income) loss attributable to noncontrolling interest	18	—		18
Net income (loss) attributable to Brookdale Senior Living Inc. common stockholders	$(108,285)	$372		$(107,913)

Net income (loss) per share attributable to Brookdale Senior Living Inc. common stockholders:
Basic	$(0.59)			$(0.59)
Diluted	$(0.59)			$(0.59)

Weighted average common shares outstanding:
Basic	184,011			184,011
Diluted	184,011			184,011

See accompanying notes.

BROOKDALE SENIOR LIVING INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited, in thousands, except per share data)
	Year Ended December 31, 2020
	As Reported	Transaction Accounting Adjustments		Pro Forma
Revenue
Resident fees	$2,892,567	$(366,810)	B	$2,525,757
Management fees	130,690	—		130,690
Reimbursed costs incurred on behalf of managed communities	401,189	—		401,189
Other operating income	115,749	(22,887)	B	92,862
Total revenue and other operating income	3,540,195	(389,697)		3,150,498

Expense
Facility operating expense (excluding facility depreciation and amortization)	2,341,859	(387,834)	B	1,954,025
General and administrative expense (including non-cash stock-based compensation expense)	206,575	(10,000)	G	196,575
Facility operating lease expense	224,033	—		224,033
Depreciation and amortization	359,226	(749)	D	358,477
Asset impairment	107,308	—		107,308
Loss (gain) on facility lease termination and modification, net	(2,303)	—		(2,303)
Costs incurred on behalf of managed communities	401,189	—		401,189
Total operating expense	3,637,887	(398,583)		3,239,304
Income (loss) from operations	(97,692)	8,886		(88,806)

Interest income	4,799	—		4,799
Interest expense:
Debt	(153,817)	—		(153,817)
Financing lease obligations	(48,534)	—		(48,534)
Amortization of deferred financing costs and debt discount	(6,428)	—		(6,428)
Gain (loss) on debt modification and extinguishment, net	10,896	—		10,896
Equity in earnings (loss) of unconsolidated ventures	(2,107)	—	E	(2,107)
Gain (loss) on sale of assets, net	374,532	289,000	H	663,532
Other non-operating income (loss)	5,648	—		5,648
Income (loss) before income taxes	87,297	297,886		385,183
Benefit (provision) for income taxes	(5,352)	(1,500)	I	(6,852)
Net income (loss)	81,945	296,386		378,331
Net (income) loss attributable to noncontrolling interest	74	—		74
Net income (loss) attributable to Brookdale Senior Living Inc. common stockholders	$82,019	$296,386		$378,405

Net income (loss) per share attributable to Brookdale Senior Living Inc. common stockholders:
Basic	$0.45			$2.06
Diluted	$0.44			$2.05

Weighted average common shares outstanding:
Basic	183,498			183,498
Diluted	184,386			184,386

See accompanying notes.

BROOKDALE SENIOR LIVING INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1 – Transaction Accounting Adjustments

(A)Reflects the deconsolidation of the assets and liabilities of the Health Care Services segment and the recognition of the net cash proceeds, estimated receivables for post-closing settlements, and the estimated equity method investment in the Health Care Services venture, net of estimated income tax effects.

(B)Reflects the elimination of the segment operating income of the Health Care Services segment.

(C)Reflects the elimination of approximately $2.5 million of the Company’s estimated direct general and administrative expense, primarily related to transitioning the Company's former employees to the Health Care Services venture upon the closing of the Transaction. The transaction accounting adjustment does not reflect elimination of general and administrative expense for indirect scaling initiatives, including indirect initiatives completed prior to the date of this report.

(D)Reflects the elimination of the depreciation and amortization expense of the Health Care Services segment.
(E)The Company estimates the equity in earnings (loss) of unconsolidated ventures from the Company's 20% equity interest in the Health Care Services venture are immaterial for the periods presented.

(F)Reflects an estimated change to the provision for income taxes for the elimination of the operations of the Health Care Services segment.

(G)Reflects the elimination of approximately $11 million of the Company’s estimated direct general and administrative expense, primarily related to transitioning the Company's former employees to the Health Care Services venture upon the closing of the Transaction, net of the addition of $1 million of estimated non-recurring transaction costs incurred by the Company for the Transaction. The transaction accounting adjustment does not reflect elimination of general and administrative expense for indirect scaling initiatives, including indirect initiatives completed prior to the date of this report.

(H)Reflects the estimated gain on sale, net of direct selling costs, arising from the Transaction.

(I)Reflects an estimated change to the provision for income taxes for (i) the elimination of the operations of the Health Care Services segment, (ii) the recognition of the estimated gain on sale, and (iii) net of a decrease to the Company's existing tax valuation allowance reflecting consideration of the change in the Company's future reversal of estimated timing differences as of December 31, 2020 as though the closing of the Transaction occurred on January 1, 2020.